Exhibit 31


                                  CERTIFICATION

            Re: Impac CMB Trust Series 2005-1, Collateralized Asset-Backed Bonds, Series 2005-1; Impac CMB Trust Series 2005-4, Collateralized Asset-Backed Bonds, Series 2005-4; Impac CMB Trust Series 2005-5, Collateralized Asset-Backed Bonds, Series 2005-5; Impac CMB Trust Series 2005-7, Collateralized Asset-Backed Bonds, Series 2005-7; Impac CMB Trust Series 2005-8, Collateralized Asset-Backed Bonds, Series 2005-8

      I, Richard J. Johnson, certify that:

            l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of IMH Assets Corp. (the "Registrant");

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the Indenture Trustee by the servicer under the servicing agreement, or similar agreement, for inclusion in these reports is included in these reports;

            4. I am responsible for reviewing the activities performed by the servicer under the servicing agreement, or similar agreement, and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

            5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the servicing agreement, or similar agreement, that is included in these reports.

      In giving the certifications above, I have reasonably relied on information provided to me by the unaffiliated parties listed on Schedule A.


                                   IMPAC FUNDING CORPORATION


                                   By:    /s/ Richard J. Johnson
                                          -------------------------------------
                                   Name:  Richard J. Johnson
                                   Title: Executive Vice President and Chief
                                          Financial Officer
                                   Date:  March 30, 2006

                                    Exhibit A

American Home Mortgage Corp., as a servicer
Cenlar FSB, as a servicer
Columbia Equities, Ltd., as a servicer
Countrywide Home Loans Servicing LP, as a servicer
Decision One Mortgage, as a servicer
Encore Credit Corp., as a servicer
GMAC Mortgage Corporation, as a servicer
Harbourside Mortgage, as a servicer
Homeq Servicing, LLC, as a servicer
Midland Loan Services, Inc., as a servicer
NetBank, Inc., as a servicer
Ocwen Loan Servicing, LLC, as a servicer
SunTrust Mortgage, Inc. as a servicer,
Wells Fargo Home Mortgage Bank, as a servicer
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